DRYDEN CORE INVESTMENT FUND
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102





                                              March 31, 2008



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


      Re:	Dryden Core Investment Fund
             File No. 811-09999


Ladies and Gentlemen:

       Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the annual period ended
January 31, 2008. The enclosed is being filed electronically via the EDGAR System.


                                              Yours truly,


                          /s/ Jonathan D. Shain
                                                Jonathan D. Shain
Assistant Secretary




       This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 25th day of March 2008.


	Dryden Core Investment Fund



By: /s/ Jonathan D. Shain				Witness: /s/ Amy Cicenia
Jonathan D. Shain	Amy Cicenia
       Assistant Secretary